Exhibit 99.1

n e w s  r e l e a s e

QLT ANNOUNCES TORONTO STOCK EXCHANGE APPROVAL OF
SHARE REPURCHASE PROGRAM

For Immediate Release	October 28, 2009

VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT”) announced that the Toronto Stock Exchange (“TSX”) has accepted the notice of QLT’s intention to make a normal course issuer bid in the open market through the facilities of the TSX and/or the NASDAQ Stock Market, which was originally announced on October 27, 2009.

The notice provides that QLT may, during the period commencing November 3, 2009 and ending November 2, 2010, purchase for cancellation up to 2,731,534 of its common shares, being 5% of its issued and outstanding common shares as of October 27, 2009. The actual number of common shares that may be purchased and the timing of any such purchases will be determined by QLT. The purchases will be made by QLT in accordance with TSX rules and policies and Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended. In accordance with TSX rules, daily purchases made by QLT on the TSX will not exceed 14,433 common shares, or 25% of QLT’s average daily trading volume of 57,732 common shares on the TSX for the most recently completed six calendar months, subject to certain prescribed exemptions. Rule 10b-18 contains similar restrictions on daily purchases that may be made by QLT on the NASDAQ based on the average daily trading volume of QLT’s common shares on NASDAQ, subject to certain exemptions for block purchases. The price that QLT will pay for any such shares will be the market price of such shares on the TSX or the NASDAQ, as the case may be, at the time of acquisition. The board of directors of QLT believes that the share repurchase is in the best interests of QLT and that such purchases constitute a desirable use of QLT’s funds.

During the preceding twelve month period, QLT purchased for cancellation an aggregate of 20,000,000 common shares at a price of US$2.50 per share for a total cost of US$50 million through the facilities of the TSX and NASDAQ through a modified “Dutch Auction” tender offer. As of October 27, 2009, there were 54,630,692 common shares of QLT issued and outstanding.

About QLT

QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative ocular therapies. We utilize two unique technology platforms, photodynamic therapy (used with the Visudyne product) and punctal plugs, which are currently under development for future product opportunities. For more information, visit our website at www.qltinc.com.

QLT Inc.
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
kpeterson@qltinc.com

The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
or
Marcy Nanus
Telephone: 646-378-2927
mnanus@troutgroup.com

Visudyne is a registered trademark of Novartis AG.

QLT Inc. is listed on the NASDAQ Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release which are not historical facts, are “forward-looking” statements as the term is defined in the United States Private Securities Litigation Reform Act of 1995, and “forward looking information” within the meaning of applicable Canadian securities legislation. You can identify these forward-looking statements and information by QLT’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements and information include statements with respect to QLT’s intention to purchase its common shares. Forward-looking statements and forward looking information are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, the extent to which QLT repurchases its shares under the normal course issuer bid may be impacted by market factors; QLT’s future operating results are uncertain and likely to fluctuate; and other risk factors discussed in documents filed by QLT with the Securities and Exchange Commission from time to time including QLT’s Annual Report on Form 10-K and QLT’s Quarterly Reports on Form 10-Q or filed with the Canadian securities regulatory authorities. All forward-looking statements and information in this press release are made as of today and based upon information known to management as of the date hereof. QLT assumes no obligation to update or revise any of its forward-looking statements and information even if experience or future changes show that indicated results or events will not be realized.